                                                                      Exhibit 12

                       E. I. DU PONT DE NEMOURS AND COMPANY

                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in millions)



                                                                       Years Ended December 31
                                                      -------------------------------------------------------------------
                                                        2001           2000           1999          1998           1997
                                                      ------         -------        -------        -------        -------

Income from Continuing Operations Before
   Extraordinary Item and Cumulative Effect of a
   Change In Accounting Principle ..............      $4,328 (a)     $ 2,314        $   219        $ 1,648        $ 1,432
Provision for Income Taxes .....................        2,467          1,072          1,410            941          1,354
Minority Interests in Earnings of Consolidated
   Subsidiaries ................................           49             61             61             24             43
Adjustment for Companies Accounted for
    by the Equity Method .......................           93           (109)            33            (39)           936 (b)
Capitalized Interest ...........................          (62)           (69)          (107)          (120)           (80)
Amortization of Capitalized Interest ...........           61             65             88 (c)         65 (c)         82 (c)
                                                       ------         -------        -------        -------        -------

                                                        6,936          3,334          1,704          2,519          3,767
                                                       ------         -------        -------        -------        -------

Fixed Charges:
   Interest and Debt Expense - Continuing
      Operations ...............................          590            810            535            520            389
   Interest and Debt Expense - Discontinued
      Operations(d) ............................           --             --            180            304            252
   Capitalized Interest - Continuing Operations            62             69            107            120             80
   Capitalized Interest - Discontinued
      Operations(d) ............................           --             --              3             78             90
   Rental Expense Representative of Interest
      Factor ...................................           78             70             66             71             83
                                                        ------         -------        -------        -------        -------

                                                          730            949            891          1,093            894
                                                        ------         -------        -------        -------        -------

Total Adjusted Earnings Available for Payment
   of Fixed Charges ............................      $ 7,666        $ 4,283        $ 2,595        $ 3,612        $ 4,661
                                                      =======        =======        =======        =======        =======

Number of Times Fixed Charges are Earned .......         10.5            4.5            2.9            3.3            5.2
                                                      =======        =======        =======        =======        =======



(a) Includes $3,866 after-tax gain on the sale of DuPont pharmaceuticals to Bristol-Myers Squibb.

(b) Includes write-off of Purchased In-Process Research and Development associated with acquisition of 20% interest in Pioneer Hi-Bred International, Inc.

(c) Includes write-off of capitalized interest associated with divested businesses.

(d)      Divestiture of Conoco Inc. was completed August 6, 1999.